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                                                                    Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to the Registration Statement (No. 333-74618) of Annaly Mortgage Management, Inc. on Form S-3 of our report dated February 5, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K/A of Annaly Mortgage Management, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement (No. 333-74618).



/s/ Deloitte & Touche
New York, New York
January 7, 2002